UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2020

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161 Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area 214-785-6355

Copies to:

Attn: Ken Bart.

Ward and Smith, P.A.

127 Racine Drive

Wilmington, NC 28403

Tel: 910-794-4820

Fax: 910-794-4877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 24, 2020, nDivision Inc., a Nevada corporation (the "Company"), began selling up to Two Million Dollars ($2,000,000) worth of convertible promissory notes (each, a "Note", and collectively, the "Notes") to accredited investors only.  The Notes will accrue interest at a rate of 8% per annum, payable quarterly in arrears.  The principal of the Notes shall be repaid in equal monthly installments, starting 12 months from the issuance date of each Note.  The Notes shall be convertible at the option of the Holder(s) into shares of common stock of the Company (the "Shares") at a conversion price equal to the lesser of (1) $0.40 per share, or (2) a 25% discount to the price per share of the common stock in a Qualified Public Offering. The Notes contain anti-dilution protection.  The term "Qualified Public Funding" shall mean a debt or equity offering that occurs subsequent to the sale of Notes in an aggregate amount of $2,000,000 that results in gross offering proceeds to the Company of at least Five Million Dollars ($5,000,000).

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 2.03 is incorporated herein by reference.

The Notes are being sold to accredited investors pursuant to an exemption from registration, specifically Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NDIVISION INC.

Date: September 28, 2020	By:	/s/ Andrew Norstrud
Andrew Norstrud
Chief Financial Officer

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